                                                                    EXHIBIT 3(i)


                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              THE CHARTER COMPANY

         1. The name of this Corporation is The Charter Company (the "Corporation").

         2. Pursuant to Section 607.197, Florida Statutes (1985), the Corporation hereby amends and restates its Articles of Incorporation to read as the Amended and Restated Articles of Incorporation set forth as Exhibit A hereto (the "Amended and Restated Articles of Incorporation"), which Amended and Restated Articles of Incorporation are designed to carry out and put into effect the Corporation's plan of reorganization (the "Plan"). The Plan was confirmed and the Amended and Restated Articles of Incorporation were approved on December 18, 1986, by order (the "Order") of the United States Bankruptcy Court, Middle District of Florida, Jacksonville Division (the "Bankruptcy Court") in accordance with 11 U.S.C. Section 1129 (1986).

         3.      The title of the proceeding in which the order was entered is:

                 In re:

                 THE CHARTER COMPANY,              Case No. 84-289-BK-J-GP

                          Debtor.

         4. The Bankruptcy Court had jurisdiction of the proceedings for the reorganization of the Corporation pursuant to 28 U.S.C. Section 157
(1986).

         5. The Corporation was originally incorporated as a consolidated corporation pursuant to the laws of the State of Florida under the name of Pearce-Uible Company. The Corporation's original Articles of Incorporation were filed with the Florida Department of State on March 31, 1959, and restatements thereof were filed with the Florida Department of State on May 3, 1974, and July 31, 1981. The Amended and Restated Articles of Incorporation were duly approved by Order of the Bankruptcy Court and there is no discrepancy between the provisions of the Corporation's Articles of Incorporation as heretofore restated and amended (the "Prior Articles") and the provisions of the Amended and Restated Articles of Incorporation other than the omission of matters of historical interest and the amendment of Articles II through IX of the Prior Articles with the following effect:

                 1. Article II of the Prior Articles is amended to delete the specific enumeration of purposes of the Corporation and to provide that the purpose of the Corporation is to transact any and all lawful business.

                 2. Article III of the Prior Articles is amended (i) to change the par value of the Corporation's authorized common and preferred stock from $1.00 per share to $.10 per share, (ii) to change the provisions relating to the manner in which series of preferred stock may be issued, (iii) to modify the voting rights of preferred stock, (iv) to establish special voting rights of the common stock under certain circumstances, (v) (a) to add provisions relating to the authority of the Board of Directors to issue additional shares of the Corporation's capital stock,
                          (b) preemptive rights to subscribe for capital stock, and (c) dividends on shares to capital stock, (vi) to cancel, in accordance with the Plan, all series of existing preferred stock, and (vii) to authorize a new series of preferred stock designated Series A Preferred Stock. No change is effected in the number of shares of common and preferred stock the Corporation is authorized to have outstanding (200,000,000 and 20,000,000 shares, respectively), and, upon the effective date of the Amended and Restated Articles of Incorporation, each share of common stock, par value $1.00 per share, outstanding under the Prior Articles will automatically be reconstituted into one share of common stock having a par value of $.10 per share, without any action on the part of the holder of such stock, and all certificates representing shares of common stock outstanding under the Prior Articles will automatically represent shares of common stock as so reconstituted.

                 3. Article IV of the Prior Articles regarding preemptive rights of common stock is deleted in its entirety.

                 4. Article V of the Prior Articles regarding the amount of capital with which the Corporation began business is deleted in its entirety.

                 5. Article VI of the Prior Articles regarding duration of the Corporation is deleted in its entirety as being unnecessary under Section 607.164(b), Florida Statutes (1985) because the duration of the Corporation is perpetual.

                 6. Article VII of the Prior Articles regarding the address of the Corporation is deleted in its entirety.

                 7. Article VIII of the Prior Articles regarding the number of directors of the Corporation and certain powers of directors of the Corporation is deleted in its entirety since the current directors are not initial directors and the number of directors is fixed by the bylaws of the Corporation as permitted by Florida Statutes Section 607.114(l) (1985), and the powers of directors are to the fullest extent those fixed by statute.

                 8. Article IX of the Prior Articles naming the officers of the Corporation is deleted in its entirety since
                          Section 607.151, Florida Statutes (1985), provides that the officers of a corporation shall consist of a president, a secretary and a treasurer and such other officers as the bylaws may provide.

         6. The effective date of the Amended and Restated Articles of Incorporation shall be March 31, 1987, the date of consummation of the Plan.

         IN WITNESS WHEREOF, the Bankruptcy Court has caused these Articles to be executed in the Corporation's name by K. C. Caldabaugh and John E. Ross, Executive Vice President and Chief Financial Officer and Secretary, respectively, this 24th day of March, 1987.

                                          THE CHARTER COMPANY

                                          /s/ K. C. Caldabaugh
                                      By: ___________________________________
                                          K. C. Caldabaugh
                                          Executive Vice President and
                                          Chief Financial Officer


                                          /s/ John E. Ross
                                      By: ___________________________________
                                          John E. Ross
                                          Secretary

STATE OF FLORIDA

COUNTY OF DUVAL

         On this day personally appeared before me, the undersigned officer duly authorized by the laws of the State of Florida to take acknowledgments, K.
C. Calabaugh, well known to me to be the Executive Vice President and Chief Financial Officer of The Charter Company, and acknowledged that he executed the above and foregoing Amended and Restated Articles of Incorporation of The Charter Company after having been duly authorized to do so.

         WITNESS my hand and official seal the 24th day of March, 1987.



                                          ___________________________________
                                          Notary Public

                                          My Commission Expires:



STATE OF FLORIDA

COUNTY OF DUVAL

         On this day personally appeared before me, the undersigned officer duly authorized by the laws of the State of Florida to take acknowledgments, John E. Ross, well known to me to be the Secretary of The Charter Company, and acknowledged that he executed the above and foregoing Amended and Restated Articles of Incorporation of The Charter Company after having been duly authorized to do so.

         WITNESS my hand and official seal the 24th day of March, 1987.



                                          ___________________________________
                                          Notary Public

                                          My Commission Expires:

                                  EXHIBIT "A"

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              THE CHARTER COMPANY


                                ARTICLE I - NAME

         The name of the Corporation is THE CHARTER COMPANY (the "Corporation").

                              ARTICLE II - PURPOSE

         The Corporation is organized for the purposes of transacting any and all lawful business.

                          ARTICLE III - CAPITAL STOCK

         A. The maximum number of shares of capital stock which the Corporation is authorized to have outstanding at any one time is:

                 1. PREFERRED STOCK - 20,000,000 shares, par value $.10 per share ("Preferred Stock"); and

                 2. COMMON STOCK - 200,000,000 shares, par value $.10 per share ("Common Stock").

         B.      Preferred Stock.

                 (1) The Preferred Stock may be issued in one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided.

                 (2) The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of shares of Preferred Stock, to fix and state, to the extent permitted by law and to the extent not fixed or otherwise limited by the provisions herein set forth, the designations, preferences, limitations and relative rights of each series of Preferred Stock.

                 (3) Each share of each series of Preferred Stock shall have the same relative rights and be identical in all respects with all other shares of the same series.

                 (4) Before the Corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with respect to such series adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Florida, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its president or a vice president and its corporate seal shall be affixed thereto and attested by its secretary or assistant secretary, and such certificate shall be filed and kept on file at the principal office of the Corporation and in such other place or places, if any, as the Board of Directors shall designate and shall be considered an amendment to these Articles of Incorporation.

                 (5) Shares of any series of Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise, may, as provided by resolution or resolutions of the Board of Directors and upon compliance with applicable law, be returned to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, or to the status of authorized but unissued shares of Preferred Stock of the same series.

                 (6) Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the number of authorized shares of Preferred Stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors, and the filing and recording of a certificate, setting forth that such increase or decrease has been authorized by the Board of Directors in accordance with applicable law. In case the number of shares of any such series of Preferred Stock shall be decreased in accordance with the last sentence, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for such decrease, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to series.

         C. Each share of Common Stock shall have one vote on all matters coming before any meeting of the shareholders or otherwise to be acted upon by shareholders.

         D. Where shareholder approval is required by applicable state law for any of the following transactions, the vote required for such approval shall be the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of common stock:

                 (1)      Any plan of merger or consolidation;

                 (2) Any sale, lease, transfer or other disposition of all or substantially all of this Corporation's property and assets not in the usual and regular course of its business; or

                 (3) Any amendment to, or repeal of, all or any portion of this Section D of Article III;

provided, however, that the requirement of the two-thirds voting approval set forth in this Section D of Article III shall exist only from March 31, 1987 through March 31, 1989, and shall thereafter be of no further force or effect.

         E. (1) The authority of the Board of Directors to provide for the issuance of any share of the Corporation's capital stock shall include, but shall not be limited to, authority to issue shares of capital stock of the Corporation for any purpose and in any manner (including issuance pursuant to rights, warrants, or other options) permitted by law, for delivery as all or part of the consideration for or in connection with the acquisition of all or part of the outstanding securities of another corporation or enterprise or of all or part of the assets of another corporation or enterprise irrespective of the amount by which the issuance of such capital stock shall increase the number of shares outstanding (but not in excess of the number of shares authorized).

                 (2) No holder of any share or shares of any class of capital stock of the Corporation shall have any preemptive right to subscribe for any shares of capital stock of any class of the Corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of capital stock of any class of the Corporation now or hereafter authorized; provided, however, that no provision of these Articles of Incorporation shall be deemed to deny to the Board of Directors the right, in its discretion to grant to the holders of shares of any class of capital stock at the time outstanding the right to purchase or subscribe for shares of capital stock of any class or any other securities of the Corporation now or hereafter authorized at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, may fix.

                 (3) Dividends respecting any shares of capital stock of the Corporation shall be payable only out of earnings or assets of the Corporation legally available for the payment of such dividends and only as and when declared by the Board of Directors of the Corporation.

         F.      The authorized series of Preferred Stock are the following:

                 1.       SERIES A PREFERRED STOCK

                 The Board of Directors of this Corporation is authorized to issue a series of Preferred Stock of this Corporation having a par value of $.10 per share and redemption and liquidation value of $1,000 per share, which series shall be designated as Series A Preferred Stock ("Series A Preferred Stock"), shall initially consist of 50,000 shares, which number of shares may be increased by resolution of the Board of Directors of this Corporation, and shall have the following dividend rights, dividend rate, voting rights, rights and terms of redemption, redemption prices and liquidation preferences:

                 (a) Dividends. The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of this Corporation, out of funds legally available therefor, cumulative dividends at a rate equal to nine percent (9%) multiplied by $1,000 payable in additional Series A Preferred Stock, computed on the basis of the Series A Preferred Stock's redemption and liquidation value of $1,000 per share and issuable in fractions of shares, payable quarter-annually on the first days of January, April, July and October in each year, beginning on the first such date occurring after the date of issue of the Series A Preferred Stock (the "Issue Date"); provided, that, at this Corporation's sole option, dividends may be paid in cash at the above rate if this Corporation's net stockholders' equity, computed on a consolidated basis in accordance with generally accepted accounting principles, exclusive of the Series A Preferred Stock outstanding, is at least $41 million at the end of the fiscal quarter immediately preceding the date a dividend is declared; and provided further, however, that no dividend shall be declared or paid or any distribution made on the Common Stock of this Corporation so long as any of the Series A Preferred Stock remains outstanding, unless all quarterly dividends on the Series A Preferred Stock shall have been paid. The dividends on shares of Series A Preferred Stock shall be cumulative and accrue from the Issue Date.

                 (b) Redemption and Retirement. The shares of Series A Preferred Stock may be redeemed, at the option of the Board of Directors of this Corporation, as a whole or in part from time to time, at a cash price per share of $1,000 plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid provided, that this Corporation's net stockholders' equity, computed on a consolidated basis in accordance with generally accepted accounting principles, after giving effect to such redemption is at least $46 million at the end of the fiscal quarter immediately preceding the date a redemption is approved by this Corporation's Board of Directors; and provided further, however, that if and whenever any quarter-annual dividend shall have accrued on the Series A Preferred Stock which has not been paid, this Corporation may not redeem any shares of Series A Preferred Stock unless all shares of such series at the time outstanding are so redeemed.

                 Notice of any redemption under this paragraph (b) shall be mailed not less than forty-five (45) nor more than sixty (60) days prior to the date fixed for redemption to the holders of record of the shares of the Series A Preferred Stock to be redeemed at their respective addresses as the same appear upon the books of this Corporation; but no defect in the publication or mailing of such notice shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock. In case of a redemption of a part only of the Series A Preferred Stock at the time outstanding, this Corporation shall select shares so to be redeemed as nearly as practicable pro rata, in such manner as the Board of Directors may determine.

                 If notice of redemption shall have been mailed as hereinbefore provided and if before the redemption date specified in such notice all funds necessary for such redemption shall have been set apart so as to be available therefor and only therefor, then on and after the date fixed for redemption the shares of Series A Preferred Stock so called for redemption, notwithstanding that any certificate therefor shall not have been surrendered or cancelled, shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate except only the right of the holders thereof to receive upon surrender of certificates therefor the amount payable upon redemption thereof, but without interest; provided, however, that if on or prior to the date fixed for such redemption this Corporation shall deposit, as a trust fund, with any bank or trust company (organized under the laws of the United States of America, and which has a capital, undivided profits and surplus aggregating at least $10,000,000) a sum sufficient to redeem on such redemption date the shares of Series A Preferred Stock to be redeemed with irrevocable instructions and authority to the said bank or trust company to mail the aforesaid notice of redemption thereof and to pay, on and after the date fixed for such redemption or prior thereto, the redemption price of the shares of Series A Preferred Stock to be redeemed to their respective holders upon the surrender of their share certificates, then, from and after the date of deposit (although prior to the date fixed for redemption) the shares of Series A Preferred Stock to be redeemed shall be deemed to be redeemed and dividends on those shares shall cease to accrue after the date fixed for such redemption. The deposit shall be deemed to constitute full payment of the shares of Series A Preferred Stock to be redeemed to their holders and from and after the date of deposit the shares shall be deemed to be no longer outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the said bank or trust company payment of the redemption price of the shares without interest, upon surrender of their certificates therefor.

                 All shares of Series A Preferred Stock so redeemed shall be retired and shall be restored to the status of authorized and unissued preferred shares.

                 (c) Rights Upon Liquidation or Dissolution. The amounts payable to holders of Series A Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment shall be made to the holders of common shares, shall be $1,000 per share plus all dividends thereon which shall have accrued at the time of any such liquidation, dissolution or winding up and shall have not been paid. The holders of Series A Preferred Stock shall be entitled to no further participation in any remaining assets of this Corporation. Neither the consolidation or merger of this Corporation with or into any other corporation or corporations, nor the sale or lease of all or substantially all of the assets of this Corporation shall be deemed to be a liquidation, dissolution or winding up of this Corporation within the meaning of any of the provisions of this paragraph (c).

                 (d) Voting Rights. The holders of Series A Preferred Stock shall have no voting rights except to the extent as may be provided by the laws of the State of Florida and to the limited extent provided herein. If at any time the amount of any dividends on Series A Convertible Preferred Stock which have accrued and which have not been paid on demand and a sum sufficient for the payment thereof set apart shall be at least equal to the amount of twelve quarter-yearly dividends, the holders of Series A Convertible Preferred Stock, voting with the holders of the outstanding Common Shares and not as a separate class or series, shall be entitled to one vote per share on all matters to come before the Shareholders of this Corporation, which vote may be cast as provided by the laws of the State of Florida.

                 In addition, without the consent of the holders of at least sixty-six and two-thirds (66-2/3) of the number of shares of Series A Preferred Stock at the time outstanding and eligible to vote, given in person or by proxy, either in writing or by vote at a meeting called for that purpose at which the holders of Series A Preferred Stock shall vote as a class, the Articles of Incorporation shall not be changed so as to, nor shall the Board of Directors take any action so as to:

                          (i) modify so as to affect adversely the rights and preferences of the Series A Preferred Stock as set forth herein;

                          (ii) establish or enlarge a series of any class of stock ranking senior to the Series A Preferred Stock; or

                          (iii) authorize any additional class of stock ranking senior to the Preferred Stock or to increase the authorized number of shares of any class of stock ranking senior to the Preferred Stock.

                 For purposes of this paragraph (d), "ranking senior" shall mean having a prior right to the payment of dividends or to the distribution of assets in liquidation and shall not mean having a right pari passu to the payment of dividends or the distribution of assets in liquidation.

                 (e) No Preemptive Rights. The holders of Series A Preferred Stock shall not have any preemptive rights.

                             ARTICLES OF MERGER OF
                         CHARTER INSURANCE GROUP, INC.
                                      INTO
                              THE CHARTER COMPANY

         Pursuant to the provisions of Section 33-13-70 of the South Carolina Business Corporation Act and Section 607.234 of the Florida General Corporation Act, the undersigned corporation certifies as follows:

         FIRST, the names of the corporations which are parties to the merger are:

                 The Charter Company
                   a Florida corporation (the "Surviving Corporation");

                 and

                 Charter Insurance Group, Inc.
                   a South Carolina corporation (the "Merging Corporation")

         SECOND, the Plan of Merger was approved by resolution of the Board of Directors of the Surviving Corporation dated December 15, 1987. A copy of the Plan of Merger is attached hereto as Exhibit A and made a part hereof.

         THIRD, the Merging Corporation has 1,000 shares of $100.00 par value common stock outstanding, all of which are owned by the Surviving Corporation.

         FOURTH, as the sole shareholder of the Merging Corporation, the Surviving Corporation hereby waives the mailing of a copy of the Plan of Merger to it pursuant to Section 607.227 subsection (4) of the Florida General Corporation Act.

         FIFTH, the Surviving Corporation agrees that it may be served with process in South Carolina in any proceeding (i) to enforce any obligation of the participating domestic corporation, and (ii) to enforce the right of dissenting shareholders of any participating domestic corporation against the Surviving or new corporation.

         SIXTH, the Surviving Corporation irrevocably appoints the Secretary of State of South Carolina as its agent to accept service of process in any such proceedings. A copy of such process may be mailed to: Att: Corporate Counsel, One Charter Plaza, Jacksonville, Florida 32231.

         DATED:  December 21, 1987.

                                          THE CHARTER COMPANY

                                          /s/ D. Thomas Moody
                                      By: ___________________________________
                                          D. Thomas Moody
                                          President

                                          /s/ John E. Ross
                                      By: ___________________________________
                                          John E. Ross
                                          Secretary


STATE OF FLORIDA

COUNTY OF DUVAL

         On this day personally appeared before me, the undersigned officer duly authorized by the laws of the State of Florida to take acknowledgments, D. Thomas Moody, well known to me to be the President of The Charter Company, a corporation organized and existing under the laws of the State of Florida, and acknowledged that he executed the above and foregoing Articles of Merger, as such officer for and on behalf of the Corporation after having been duly authorized to do so.

         WITNESS my hand and official seal at Jacksonville, Duval County, Florida, this 21st day of December, 1987.

                                          /s/ Linda J. Mobley
                                          -----------------------------------
                                          Notary Public

                                          My Commission Expires:

                                 PLAN OF MERGER

         The following Plan of Merger, pursuant to Section 607.234 of the Florida General Corporation Act and Section 33-17-70 of the South Carolina Business Corporation Act shall be followed in the event it is duly authorized by the Board of Directors of The Charter Company, a Florida corporation.

                 1. Charter Insurance Group, Inc., a South Carolina corporation (the "Merging Corporation") shall be merged into The Charter Company (the "Surviving Corporation") and the separate existence of the Merging Corporation shall cease. The Surviving Corporation shall assume all obligations and liabilities of the Merging Corporation.

                 2. The Merging Corporation has 1,000 shares of $100.00 par value common stock outstanding all of which are owned by the Surviving Corporation.

                 3. In the event the Surviving Corporation, the sole shareholder of the Merging Corporation, dissents from the Plan of Merger, it is entitled, upon compliance with Section 33-11-270 of the South Carolina Business Corporation Act, to be paid the fair value of its shares.

                 4. The merger contemplated herein shall be effective the date the merger documents are filed with the Secretary of State of Florida (the "Effective Date").

                 5. On the Effective Date, by virtue of the merger, the Surviving Corporation will surrender the authorized and outstanding stock of the Merging Corporation and shall cause it to be cancelled.

                            SECRETARY'S CERTIFICATE

         I, John E. Ross, Secretary of The Charter Company, a Florida corporation, do hereby certify that the following resolutions were duly adopted at a meeting of the Board of Directors of this Corporation on December 15, 1987, and that the resolutions have not been modified or rescinded and are now in full force and effect:

                 NOW, THEREFORE, BE IT RESOLVED, that the Plan of Merger substantially in the form attached hereto as Exhibit A, providing for the merger of Charter Insurance Group, Inc. into the Company, is hereby approved, but with such changes, additions and deletions thereto as the officer executing the same shall approve the execution thereof to be conclusive evidence of said approval;

                 FURTHER RESOLVED, that the Company, at any time prior to the filing thereof, may abandon the Plan of Merger by resolution of the Board of Directors; and

                 FURTHER RESOLVED, that the officers of the Company acting singly, for and on behalf of the Company, under its corporate seal or otherwise, be and are hereby authorized to execute any and all documents and perform any and all acts that they in their sole discretion, deem necessary or appropriate to effect the foregoing resolutions.

         IN WITNESS WHEREOF, I have set my hand and the seal of this Corporation this 21st day of December, 1987.

                                          THE CHARTER COMPANY


                                          /s/ John E. Ross
                                      By: ___________________________________
                                          John E. Ross, Secretary

                             ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              THE CHARTER COMPANY

         a.      The name of the Corporation is The Charter Company (the
"Corporation")

         b. An amendment to Article I of the Amended and Restated Articles of Incorporation has been adopted by the Board of Directors and Shareholders of the Corporation pursuant to Section 607.1003, Florida Business Corporation Act, to change the name to Spelling Entertainment Group Inc. As amended, Article I now reads:

                                ARTICLE I - NAME

         The name of the Corporation is Spelling Entertainment Group Inc.
                              (the "Corporation")

         c. The date of the adoption of the amendment to Article I by the Shareholders was October 6, 1992.

         d. The amendment to Article I was approved by the holders of common stock of the Corporation and the number of votes cast for the amendment was sufficient for approval by the holders of common stock.

         IN WITNESS WHEREOF, The Charter Company has caused these Articles of Amendment to be signed in its name by its President this 7th day of October, 1992.

                                          THE CHARTER COMPANY


                                          /s/ John E. Ross
                                      By: ___________________________________
                                          John E. Ross, Secretary
                                          and Deputy General Counsel

                             ARTICLES OF CORRECTION
                                       TO
                             ARTICLES OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                              THE CHARTER COMPANY

         a. Articles of Amendment to Amended and Restated Articles of Incorporation of The Charter Company (presently known as Spelling Entertainment Group Inc.) were filed with the Department of State on October 14, 1992 ("Articles of Amendment").

         b. Because of a typographical error in the last sentence of the Articles of Amendment, the word "President" appears instead of the words "Secretary and Deputy General Counsel."

         c. The word "President" in the last sentence of the Articles of Amendment is hereby deleted and the words "Secretary and Deputy General Counsel" are inserted in its place.

         IN WITNESS WHEREOF, Spelling Entertainment Group Inc. has caused these Articles of Correction to be signed in its name by its Secretary and Deputy General Counsel this 27th day of October, 1992.

                                          SPELLING ENTERTAINMENT GROUP INC.


                                          /s/ John E. Ross
                                      By: ___________________________________
                                          John E. Ross, Secretary
                                          and Deputy General Counsel